UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2023

BIOCARDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21419	23-2753988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Soquel Way Sunnyvale, California 94085
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 226-0120

_____________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	BCDA	The Nasdaq Capital Market
Warrant to Purchase Common Stock	BCDAW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02         Termination of a Material Definitive Agreement.

On June 30, 2023, BioCardia, Inc. (the “Company”), provided notice to Lincoln Park Capital Fund, LLC of its election to terminate the Purchase Agreement between them dated March 29, 2021 (the “Purchase Agreement”). Following such termination, which will be effective July 3, 2023, the Company may not sell any further shares of its common stock under the Purchase Agreement.

A description of the Purchase Agreement is included in the Company’s Current Report on Form 8-K filed on March 29, 2021 (the “Announcement 8-K”), which is incorporated by reference herein. Such description is qualified in its entirety by reference to copies of the Purchase Agreement, which were filed as Exhibit 10.1 to the Announcement 8-K and are incorporated by reference herein.

Item 8.01         Other Events.

On June 30, 2023, the Company and Cantor Fitzgerald & Co. agreed to lift the suspension on sales under the Company’s Controlled Equity Offering Sales Agreement, dated April 12, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOCARDIA, INC.

Date: June 30, 2023	By:	/s/ Peter Altman
Peter Altman
Chief Executive Officer